UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 29, 2016

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 29, 2016, Rocket Fuel Inc. (the “Company”) entered into the Fifth Amendment (the “Fifth Amendment”) to its Second Amended and Restated Revolving Credit and Term Loan Agreement with certain lenders party thereto and Comerica Bank, as administrative agent (“Agent”), as amended from time to time (the “Credit Agreement”). The Fifth Amendment changed the minimum EBITDA covenant to provide that the Company maintain EBITDA (as defined under the Credit Agreement) for the trailing twelve months ending December 31, 2016 of not less than $10,000,000 (changed from $20,000,000).

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the complete copy of the Fifth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Fifth Amendment, dated as of December 29, 2016, to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, as further amended by that certain Second Amendment thereto, dated as of March 10, 2016, as further amended by that certain Third Amendment thereto, dated as of June 21, 2016, and further amended by that certain Fourth Amendment thereto, dated as of September 15, 2016, by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By:	/s/ Stephen Snyder
Stephen Snyder
Chief Financial Officer
Date: January 3, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fifth Amendment, dated as of December 29, 2016, to Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 31, 2014, as amended by that certain First Amendment thereto, dated as of March 13, 2015, as further amended by that certain Second Amendment thereto, dated as of March 10, 2016, as further amended by that certain Third Amendment thereto, dated as of June 21, 2016, and further amended by that certain Fourth Amendment thereto, dated as of September 15, 2016, by and among the Company, the lenders party thereto and Comerica Bank, as administrative agent for the lenders.